THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF

BOOZ ALLEN HAMILTON HOLDING CORPORATION

STOCK OPTION AGREEMENT

GRANT NOTICE
Unless otherwise defined herein, the terms defined in the Third Amended and Restated Equity Incentive Plan (the “Plan”) of Booz Allen Hamilton Holding Corporation (the “Company”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice, including Exhibit A (the “Grant Notice”), Appendix A attached hereto and any special terms and conditions set out in Appendix B attached hereto for your country of employment and/or residence (collectively, the “Agreement”).
You (the “Optionee”) have been granted an Option to purchase the number of shares (the “Shares”) of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, as set forth on the Fidelity NetBenefits system at www.netbenefits.com, subject to the terms and conditions of the Plan and this Agreement, as follows:

Type of Option:	Non-Qualified Stock Option
Final Expiration Date:	Ten years from the date of grant
Your acceptance of this Option indicates your agreement and understanding that this Option is subject to all of the terms and conditions contained in the Agreement and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE PLAN AND APPENDIX A, APPENDIX B AND EXHIBIT A, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION. IN PARTICULAR, BY ACCEPTANCE OF THIS OPTION, YOU AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT RELATING TO ELECTRONIC DELIVERY OF ANY DOCUMENTS RELATED TO THE OPTION.

APPENDIX A TO STOCK OPTION AGREEMENT
Article I.
GRANT OF OPTION
Section 1.1Grant of Option. The Company hereby grants to the Optionee the Option to purchase any part or all of the Shares upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and any special terms and conditions for the Optionee’s country set forth in Appendix B to this Agreement). The Optionee hereby agrees that, except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without prior approval from the Administrator.
Section 1.2Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including, but not limited to, Article V, Article XI, Article XII, Article XIII and Article XIV thereof.
Section 1.3Exercise Price. The Exercise Price of the Shares covered by the Option has been determined in accordance with the provisions set forth in the Plan and does not include any commission or other charges.
Article II.
VESTING SCHEDULE; EXERCISABILITY
Section 2.1    Vesting and Exercisability of the Option.
(a)Vesting. Except as provided in this Section 2, the Option shall become vested and exercisable in the amount(s) and on the vesting date(s) set forth in Exhibit A (each, a “Vesting Date”), so long as the Optionee remains continuously in service as a Service Provider through such Vesting Date.
(b)Change in Control Vesting. Upon the occurrence of a Change in Control, any Option shall vest as set forth in Section 2.9.
(c)Discretionary Vesting. The Administrator in its sole discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to this Section 2.1.
Section 2.2    Termination of Employment or Service.
(a)Termination Due to Death. If an Optionee’s employment or service terminates due to the Optionee’s death, all Options shall immediately vest and shall remain outstanding until (i) the first anniversary of the date of the Optionee’s death or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
(b)Termination Due to Disability. If an Optionee’s employment or service terminates due to the Optionee’s Disability, unvested Options shall not be forfeited and shall continue to vest in accordance with the schedule set forth in this Agreement. All vested Options shall remain outstanding until (i) the later of the first anniversary of either (x) the date of termination due to Disability or (y) the date of vesting or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
(c)Termination for Cause. Unless otherwise determined by the Administrator, if the Optionee’s employment or service terminates for Cause, all Options, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Optionee’s termination of employment or service. Notwithstanding the foregoing, unless otherwise determined by the Administrator and set forth in writing, any Option that vested during the twelve (12) months prior to or any time after the Optionee engaged in the conduct that gave rise to the termination for Cause shall upon demand by the

Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Option or sale of Company Common Stock issued pursuant to such Option.
(d)Termination for Any Other Reason. Unless otherwise determined by the Administrator and set forth in writing, if an Optionee’s employment or service terminates for any reason other than death, Disability or Cause, all Options that are unvested shall be immediately forfeited and canceled, and all Options that are vested shall remain outstanding until (x) the 90th day after the date of termination of Optionee’s employment or service or (y) the Final Expiration Date, whichever is earlier, after which any unexercised Options shall immediately terminate.
Section 2.3    Additional Forfeiture Provisions. The Optionee acknowledges and agrees that the Option shall be immediately forfeited and cease to be exercisable, and the Optionee shall be required to disgorge to the Company all gains earned or accrued due to the exercise of Options or sale of any Shares issued pursuant to such Options upon certain accounting restatements, if the Optionee engages in Competitive Activity (excluding, only if the Optionee is located in California, clause (a) of the definition of Competitive Activity contained in the Plan), as required by applicable law or if the Optionee engages in certain other misconduct as provided in Section 11.4 of the Plan.
Section 2.4    Exercisability of the Option. The Optionee shall not have the right to exercise the Option until the date the applicable portion of the Option becomes vested pursuant to Section 2.1 or Section 2.2. The date that the applicable portion of the Option becomes exercisable is referred to herein as the “Exercise Commencement Date.” Subject to Section 14.1 of the Plan, following the Exercise Commencement Date, the applicable portion of the Option shall remain exercisable until it becomes unexercisable under Section 2.5. Once the Option becomes unexercisable, it shall be forfeited immediately.
Section 2.5    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)the Final Expiration Date;
(b)except for such longer period of time as the Administrator may otherwise approve, in the event of a termination of the Optionee’s employment or service as a Service Provider for any reason other than Cause, death or Disability, ninety (90) days following the date of the Optionee’s termination of employment or service as a Service Provider for any reason other than Cause, death, or Disability;
(c)except as the Administrator may otherwise approve, the date that the Company terminates the Optionee’s employment or service as a Service Provider for Cause;
(d)except for such longer period of time as the Administrator may otherwise approve, the first anniversary of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s death;
(e)except for such longer period of time as the Administrator may otherwise approve, in the event of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s Disability, the first anniversary of the later of (A) the Optionee’s termination of employment or service or (B) the date of vesting of the applicable Option; or
(f)upon forfeiture of an Option as provided in Section 11.4 of the Plan.

Section 2.6    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.
Section 2.7    Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.
Section 2.8    Manner of Exercise.
(a)As a condition to the exercise of the Option, the Optionee shall (i) notify the Company at least three (3) days prior to exercise and no earlier than ninety (90) days prior to exercise that the Optionee intends to exercise and (ii) provide the Company with payment of the Exercise Price of the Option, together with any Tax-Related Items (as defined in Section 3.1 below), which shall be payable to the Company in full as set forth in this Section 2.8.
(b)To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the exercised portion of the Option; (iii) with the consent of the Administrator, through the surrender of Shares then issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Exercise Price of the exercised portion of the Option; or (iv) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Exercise Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale. Notwithstanding the foregoing, the consent of the Administrator shall not be required with respect to clauses (iii) and (iv) of this Section 2.8(b) if the Optionee exercises such Option on or after the date of the Optionee’s Retirement.
(c)Notwithstanding any provision of the Agreement to the contrary, if the Optionee resides and/or works outside of the United States, the Company may require that the Optionee exercise the Option in a method other than specified above, may require the Optionee to exercise the Option only by means of a “same day sale” transaction (either a sell-all transaction or a sell-to-cover transaction) as it determines in its sole discretion, or may require the Optionee to sell any Shares he or she acquires under the Plan immediately or within a specified period following the termination of the Optionee’s employment or service with the Company or any Subsidiary (in which case, the Optionee hereby agrees that the Company shall have the authority to issue sale instructions in relation to such Shares on the Optionee’s behalf).
Section 2.9    Change in Control. In the event of a Change in Control prior to the Vesting Date, notwithstanding anything in Article XIII of the Plan to the contrary, any unvested Options shall remain outstanding and shall vest on the applicable Vesting Date, subject to the continued employment or service of the Participant by the Company or any Subsidiary thereof through such date; provided, that, if the Participant’s employment or service is terminated by the Company without Cause or for Good Reason (each, a “Qualifying CIC Termination”) within two (2) years following the effective date of the Change in Control, such outstanding Options shall vest as of the date of such Qualifying CIC Termination. For purposes of this Agreement, “Good Reason” means (i) if a Participant is a party to an employment or service agreement with the Company and such agreement provides for a definition of Good Reason, the definition contained therein; or (ii) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (A) any material, adverse change in the Participant’s duties, responsibilities or authority; (B) a material reduction in the Participant’s base salary or bonus opportunity; or (C) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles (other than a temporary geographical relocation for business reasons). At the discretion of the Administrator (as constituted immediately prior to the Change in Control), any or all vested Options may be canceled in exchange for an amount equal to the product of (A) the excess, if any, of the Fair Market Value of the Shares upon the Change in Control over the exercise price for such vested Options, multiplied by (B) the aggregate number of shares of Company Common Stock covered by such vested Options. Payment of any amounts calculated in accordance with this Section 2.9 shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of common stock of the new employer having an aggregate fair market value equal to such amount or in such securities or other property as are paid to the stockholders of the Company in connection with the Change of Control and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control or such later date as such consideration is paid to the stockholders of the Company generally provided that all such payments shall in all events be payable to the stockholders generally within five years after the Change in Control.
Article III.

OTHER PROVISIONS
Section 3.1    Tax Withholding. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”) with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s personal responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Optionee’s participation in the Plan, including, but not limited to, the grant of Option, the vesting of Option, the exercise of Option, the issuance or sale of Shares, or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the Option or any aspect of the Plan to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to any Tax-Related Items by one or a combination of the following: (a) withholding from the Optionee’s wages or other cash compensation payable to the Optionee by the Company and/or the Employer, (b) withholding from proceeds of the sale of Shares under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent) to cover the Tax-Related Items required to be withheld, and (c) withholding in Shares to be issued upon exercise of the Options.
If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee will be deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Section 3.2    Nature of Grant. By accepting the Option, the Optionee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Option is voluntary and does not create any contractual or other right to receive future Options or benefits in lieu of Options, even if Options have been granted in the past;
(c)all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Company;
(d)the grant of the Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary to terminate the Optionee’s employment relationship (if any);
(e)the Optionee is voluntarily participating in the Plan;
(f)the Option and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(g)the Option and any Shares acquired under the Plan, and the income from and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Optionee’s employment and the Optionee’s employment or service agreement, if any;
(h)the Option and any Shares acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments;
(i)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty and the value of such Shares may increase or decrease in the future;
(j)if the underlying Shares do not increase in value, the Option will have no value;
(k)if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;
(l)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of the Optionee’s employment (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment or service agreement, if any); and
(m)neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Shares or any amounts due pursuant to the issuance of the Shares, or the subsequent sale of any Shares acquired under the Plan.
Section 3.3    Shares Subject to Plan; Restrictions on the Transfer of Option and Company Common Stock. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan, including, without limitation, the restrictions set forth in Sections 5.7 and 5.8 of the Plan.
Section 3.4    Registration of Shares. The Company may postpone the issuance and delivery of Company Common Stock upon the exercise of the Option until such Shares may be issued in compliance with any applicable state or federal law, rule or regulation. Notwithstanding any other provision in this Agreement, the Optionee may not sell the Shares acquired upon exercise of the Option unless such Shares are registered under the Securities Act of 1933, as amended from time to time (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale must also comply with other applicable laws and regulations governing the Shares, and the Optionee shall not sell the Shares if the Administrator determines that such sale would not be in compliance with such laws and regulations.
Section 3.5    Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.
Section 3.6    Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 3.7    Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as provided by Section 14.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under the Option.
Section 3.8    Employee Data Privacy. The collection, use, disclosure and transfer, in electronic or other form, of personally identifiable information by and among, as applicable, the Company and its Subsidiaries and Affiliates for the purpose of implementing, administering and managing the Optionee’s participation in the Plan is governed by the Employee Privacy Notice (the “Privacy Notice”) that Optionee received in the course of his or her relationship with the Company. The Optionee understands that he or she may review the Privacy Notice or contact his or her local human resources representative to request a copy of the Privacy Notice. Please contact ethics@bah.com if the Optionee has any questions or concerns about how the Company or its Subsidiaries and Affiliates process personally identifiable information.
Section 3.9    No Advice Regarding Grant. The Optionee acknowledges that neither the Company nor the Employer are providing any tax, legal or financial advice, nor is the Company or the Employer making any recommendations regarding the Optionee’s participation in the Plan. The Optionee should consult his or her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
Section 3.10    Country-Specific Provisions. The Optionee’s participation in the Plan shall be subject to any special terms and conditions set forth in Appendix B attached hereto for the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes part of this Agreement.
Section 3.11    Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Section 3.12    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Option granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby explicitly and unambiguously consents to receive such documents (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Optionee’s term of employment or service with the Company and thereafter until withdrawn in writing by the Optionee. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.
Section 3.13    Miscellaneous.
(a)The Optionee shall have no rights as a stockholder of the Company with respect to the shares of Company Common Stock subject to this Agreement until such time as the purchase price has been paid and the other requirements of Section 2.8 above have been satisfied, and the shares of Company Common Stock have been issued and delivered to the Optionee.
(b)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or United States or foreign securities exchanges as may be required.
(c)The Optionee acknowledges that the Company is organized under the laws of the State of Delaware, U.S.A. The Optionee and the Company agree that this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, U.S.A., without reference to principles of conflict of laws that would apply the laws of any other jurisdiction.
(d)The Optionee acknowledges that the Company’s principal place of business is in, and a substantial portion of the Company’s business is based out of, the Commonwealth of Virginia, U.S.A. The Optionee also acknowledges that, as such, during the course of the Optionee’s service with the Company and its Subsidiaries, the Optionee shall have substantial contacts with the Commonwealth of Virginia, U.S.A. Accordingly, the Optionee and the Company agree that the exclusive forum for any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to their breach, shall be in the appropriate state or federal court located in the Commonwealth of Virginia, U.S.A. The Optionee and the Company hereby consent to the personal jurisdiction of such courts over the parties to this Agreement. The Optionee expressly waives any defense that such courts lack personal jurisdiction or are inconvenient. The Optionee and the Company further agree that in any such action for breach or enforcement of this Agreement, no party will seek to challenge the validity or enforceability of any part of this Agreement.
(e)All obligations of the Company under this Agreement and the Plan, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
(f)In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
Article IV.
DEFINITIONS
Whenever the following terms are used in this Agreement (including the Grant Notice, Appendix A and Appendix B), they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 4.1    “Company” shall mean Booz Allen Hamilton Holding Corporation, a Delaware corporation.
Section 4.2    “Employer” means the Company, or, if the Optionee is not employed by the Company, the Subsidiary that employs the Optionee.
Section 4.3    “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.
Section 4.4    “Exercise Price” shall mean the Fair Market Value of a share of Common Stock on the grant date of the Option, determined in accordance with the provisions of the Plan, which Exercise Price has been communicated to the Optionee in a communication accompanying the Grant Notice.
Section 4.5    “Final Expiration Date” shall mean the date set forth in the Grant Notice.
Section 4.6    “Grant Notice” shall mean the Grant Notice referred to in Section 1.1 of this Agreement, including Exhibit A, which Grant Notice is for all purposes a part of the Agreement.
Section 4.7    “Option” shall mean the option to purchase Company Common Stock granted under this Agreement.
Section 4.8    “Optionee” shall mean the Person designated as such in the Grant Notice.
Section 4.9    “Plan” shall mean the Third Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, as amended from time to time.
Section 4.10    “Retirement” shall have the meaning set forth in the Company’s Retirement Policy.
Section 4.11    “Shares” shall have the meaning set forth in the Grant Notice.
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